UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 19, 2013

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 13, 2013, Mr. Michael J. Kasbar, the president and chief executive officer of World Fuel Services Corporation (the “Company”), entered into a pre-arranged, non-discretionary stock trading plan (the “Plan”) pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).   The Plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Exchange Act, and the Company’s policies regarding stock transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. These plans allow individuals to achieve prudent and gradual asset diversification over time.

Under the Plan, Mr. Kasbar may sell up to 180,000 shares of the Company’s common stock, which represents approximately 17% of his holdings, as well as the net shares of common stock he will receive upon vesting of 13,828 shares of restricted stock and 26,817 restricted stock units in March 2014. The Plan provides that Mr. Kasbar may sell shares beginning on November 5, 2013 and ending on March 28, 2014.  The sales are being made under the Plan for diversification and tax planning purposes, as well as to reduce the number of shares of common stock Mr. Kasbar has pledged as collateral for a personal loan.

The transactions under the Plan will be publicly disclosed to the extent required under applicable securities laws, rules and regulations through Form 4 filings with the Securities and Exchange Commission. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	September 19, 2013	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and Corporate Secretary